UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 20, 2012 (January 17, 2012)

FIFTH SEASON INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53141	26-0855681
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

C-22, Shimao Plaza, 9 Fuhong Lu
Futian District, Shenzhen 518033
People’s Republic of China
(Address of principal executive offices)

(86) 755 83 67 9378
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2012, Mr. John Eliasov, a director of Fifth Season International, Inc. (the “Company”) notified the Company of his intention to resign from his position for personal reasons, effective immediately. Mr Eliasov’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company’s Board of Directors is in the process of vetting suitable candidates to fill the vacancy created due to departure of Mr. Eliasov and will announce any such appointment as soon as it is complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2012

FIFTH SEASON INTERNATIONAL, INC.

By: /s/ Shaoping Lu
Shaoping Lu
Chief Executive Officer